   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2000
                                               REGISTRATION NO. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                         BIOMAGNETIC TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                 CALIFORNIA                                 95-2647755
        (State or other jurisdiction                       (IRS Employer
      of incorporation or organization)                 Identification No.)

       9727 PACIFIC HEIGHTS BOULEVARD
            SAN DIEGO, CALIFORNIA                              92121
  (Address of principal executive offices)                  (Zip Code)

                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               -------------------

                            D. SCOTT BUCHANAN, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         BIOMAGNETIC TECHNOLOGIES, INC.
                   9727 PACIFIC HEIGHTS BOULEVARD, SAN DIEGO,
                               CALIFORNIA 92121
                    (Name and address of agent for service)

                                 (858) 453-6300
          (Telephone number, including area code, of agent for service)

                                 With Copies To:
                              Faye H. Russell, Esq.
                         Brobeck, Phleger & Harrison LLP
                          550 West C Street, Suite 1200
                               San Diego, CA 92101
                                 (619) 234-1966

                               -------------------

         This registration statement will become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises or stock issuances effected under the 1997 Stock Incentive Plan.

                               -------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
  Title of securities to           Amount to be        Proposed maximum           Proposed maximum               Amount of
  be registered                   registered (1)   offering price per share    aggregate offering price      registration fee
------------------------------------------------------------------------------------------------------------------------------
  1997 Stock Incentive Plan
     Common Stock, no par value     3,000,000            $ 0.795 (2)               $ 2,385,000 (2)                $ 664
------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement will also cover any additional shares of common stock which become issuable under the 1997 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2) Estimated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of common stock of Biomagnetic Technologies, Inc. as reported on the Nasdaq over-the-counter Bulletin Board on February 4, 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we have on file at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information about the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until our offering is complete:

                  (a) Our Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

                  (b) Our Annual Report on Form 11-K for the fiscal year ended September 30, 1999;

                  (c) Our Current Report on Form 8-K filed with the SEC on January 6, 2000; and

                  (d) The sections entitled "Description of Capital Stock" and "Shares Eligible for Future Sale" contained in the Post-Effective Amendment No. 1 to our Registration Statement on Form S-1, filed with the SEC on May 8, 1992, which describes the terms, rights and provisions applicable to our Common Stock;

                  All reports and other documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                                 Biomagnetic Technologies, Inc.
                                 9727 Pacific Heights Boulevard
                                 San Diego, California 92121
                                 Attn: Corporate Secretary
                                 (858) 453-6300

ITEM 4.   DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  (a) California Corporations Code Section 317 provides for the indemnification of our officers and directors against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

                  (b) Article IV, Section 10 of our Restated Bylaws provides that we shall have the power to indemnify any person who is or was our agent as provided in California Corporations Code Section 317. The rights to indemnity under our Restated Bylaws continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of ours, or was serving at our request as a director, officer, employee or agent of another corporation, may be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

                  (c) Article V of our Fourth Restated Articles of Incorporation, as amended, provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Accordingly, a director will not be liable for monetary damages for breach of duty to us or our shareholders in any action brought by us or in our right. However, a director remains liable to the extent required by law

                  - for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,

                  - for acts or omissions that a director believes to be contrary to our best interests or that of our shareholders or that involve the absence of good faith on the part of the director,

                  - for any transaction from which a director derived an improper personal benefit,

                  - for acts or omissions that show a reckless disregard for the director's duty to us or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to us or our shareholders,

                  - for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to us or our shareholders,

                  - for any act or omission occurring prior to the date when the exculpation provision became effective and

                  - for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The effect of the provisions in the Articles of Incorporation is to eliminate our rights and our shareholders' rights (through shareholders' derivative suits on our behalf) to recover monetary damages against a director for breach of duty as a director, including breaches resulting from negligent behavior in the context of transactions involving a change of control of us or otherwise, except in the situations described above. These provisions will not alter the liability of directors under federal securities laws.

                  (d) We also have entered into indemnification agreements with each of our present and some of our former directors. We have also entered into similar agreements with some of our executive officers who are not directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California law as it may be amended from time to time, as well as additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to us (except to the extent the court determines he or she is fairly and reasonably entitled to indemnify for expenses), for settlements we have not approved or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements allow us to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. To receive an advance of expenses, the individual must provide us with copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. Our Restated Bylaws contain a similar provision relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.

                  (e) There is directors' and officers' liability insurance now in effect which insures our directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

          Exhibit Number          Exhibit
          --------------          -------
                  4.1             Instruments Defining the Rights of
                                  Shareholders. Reference is made to our Form of
                                  Certificate of Amendment of Fourth Restated
                                  Articles of Incorporation, as amended, filed
                                  with the California Secretary of State on May
                                  18, 1999; our Fourth Restated Articles of
                                  Incorporation, filed with the California
                                  Secretary of State on February 23, 1990, as
                                  amended on March 28, 1995 and March 31, 1997;
                                  and our Restated Bylaws, effective as of
                                  January 25, 1990, which are incorporated by
                                  reference to Exhibits 3.1, 3.2 and 3.3,
                                  respectively, of our Form 10-Q, filed with the
                                  SEC on May 17, 1999; and the sections entitled
                                  "Description of Capital Stock" and "Shares
                                  Eligible for Future Sale" contained in our
                                  Post-Effective Amendment No. 1 to our
                                  Registration Statement on Form S-1 filed with
                                  the SEC on May 8, 1992, which are incorporated
                                  into this Registration Statement by reference.

                  5.1             Opinion and Consent of Brobeck, Phleger &
                                  Harrison LLP.

                 23.1             Consent of Brobeck, Phleger & Harrison LLP
                                  (contained in Exhibit 5.1 of this
                                  Registration Statement on Form S-8).

                 23.2             Consent of Arthur Andersen LLP.

                 24.1             Power of Attorney. Reference is made to page
                                  II-5 of this Registration Statement on Form
                                  S-8.

                 99.1             1997 Stock Incentive Plan.

         ITEM 9.  UNDERTAKINGS.

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;


PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports we file pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 31, 2000.

                                      BIOMAGNETIC TECHNOLOGIES, INC.

                                      By: /s/ D. Scott Buchanan
                                         ---------------------------------------
                                         D. Scott Buchanan
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Scott Buchanan and Aron P. Stern, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                 Title                              Date
           ---------                                 -----                              -----
                                         Chief Executive Officer,
/s/ D. Scott Buchanan                    President and Director
---------------------------------        (Principal Executive and Operating        January 31, 2000
D. Scott Buchanan                        Officer)

                                         Vice President, Finance,
/s/ Aron P. Stern                        Chief Financial Officer and
---------------------------------        Secretary (Principal Financial            January 31, 2000
Aron P. Stern                            Officer)

/s/ Martin P. Egli
---------------------------------        Director                                  January 31, 2000
Martin P. Egli

/s/ Galleon Graetz
---------------------------------        Director                                  January 31, 2000
Galleon Graetz

/s/ Enrique Maso
---------------------------------        Director                                  January 31, 2000
Enrique Maso

                       SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC




                                    EXHIBITS
                                       TO
                                    FORM S-8
                                      UNDER
                             SECURITIES ACT OF 1933




                         BIOMAGNETIC TECHNOLOGIES, INC.

                                  EXHIBIT INDEX


 Exhibit Number       Exhibit
 --------------       -------
         4.1          Instruments Defining the Rights of Shareholders. Reference
                      is made to our Form of Certificate of Amendment of Fourth
                      Restated Articles of Incorporation, as amended, filed with the California Secretary of State on May 18, 1999; our
                      Fourth Restated Articles of Incorporation, filed with the
                      California Secretary of State on February 23, 1990, as
                      amended on March 28, 1995 and March 31, 1997; and our
                      Restated Bylaws, effective as of January 25, 1990, which
                      are incorporated by reference to Exhibits 3.1, 3.2 and
                      3.3, respectively, of our Form 10-Q, filed with the SEC on
                      May 17, 1999; and the sections entitled "Description of
                      Capital Stock" and "Shares Eligible for Future Sale"
                      contained in our Post-Effective Amendment No. 1 to our
                      Registration Statement on Form S-1 filed with the SEC on
                      May 8, 1992, which are incorporated into this Registration
                      Statement by reference.

         5.1          Opinion and Consent of Brobeck, Phleger & Harrison LLP.

        23.1          Consent of Brobeck, Phleger & Harrison LLP (contained in
                      Exhibit 5.1 of this Registration Statement on Form S-8).

        23.2          Consent of Arthur Andersen LLP.

        24.1 Power of Attorney. Reference is made to page II-5 of this Registration Statement on Form S-8.

        99.1          1997 Stock Incentive Plan.